UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2018
Conn's, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd., Suite 800 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:  (936) 230-5899
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President of Credit and Collections. On September 4, 2018, Conn's, Inc. (the "Company" or “Conn’s”) announced the appointment of Mr. John Davis as President of Credit and Collections, effective as of September 4, 2018. In this role, Mr. Davis will serve as the President of the Company’s Credit Segment and will report to Mr. Norman L. Miller, the Company’s President, Chief Executive Officer, and Chairman of the Board of Directors.

Mr. Davis, age 48, most recently served as the Company’s Vice President and Chief Credit Officer, having joined the Company in May 2016. Before joining Conn's, he was founder and CEO of GFC Advisors, Ltd, a consultancy in the consumer credit industry from July 2013 to May 2016. Prior to that, he was President, E-Commerce for DFC Global Corp and was responsible for all aspects of credit and collections from April 2011 to July 2013. Prior to that, he was Managing Director for CompuCredit from January 2000 to April 2011. Mr. Davis holds a B.A. in Computer Information Sciences from the University of Delaware.

Mr. Davis will be paid an annual base salary of $400,000 and will participate in the Company’s annual cash incentive program based on a percentage of his annual base salary, with a target annual incentive percentage of 75%, to a maximum incentive percentage of 150%.

In the event Mr. Davis’ employment is involuntarily terminated without cause, he will be entitled to the terms of the Company’s previously filed Executive Severance Plan, which provides for 6 months’ continuation of base salary and eligibility for health care coverage. With effect as of September 4, 2018, the Company also entered into its standard form of Indemnification Agreement with Mr. Davis. The Company’s Executive Severance Plan and standard form of Indemnification Agreement are filed as Exhibits 10.14 and 10.17, respectively, to the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2018, filed with the Securities and Exchange Commission on April 5, 2018, which are incorporated by reference herein.

There are no transactions in which Mr. Davis has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.

Departure of President and Chief Operating Officer, Retail. On September 4, 2018, the Company announced the departure of Coleman R. Gaines, President and Chief Operating Officer, Retail, effective as of September 3, 2018. In due course Conn’s will appoint a successor for the position of President of Retail, and, in the interim, Norman L. Miller, the Company’s Chief Executive Officer, will assume the duties of this position.

Item 7.01. Regulation FD Disclosure.

On September 4, 2018, the Company issued a press release announcing certain executive leadership changes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

None of the information contained in Item 7.01 or Exhibit 99.1 of this Form 8-K shall be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and none of it shall be incorporated by reference in any filing under the Securities Act of 1933, as amended. Furthermore, this report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.        Description

99.1*	Press Release: “Conn’s, Inc. Announces Executive Transitions,” dated September 4, 2018.

* Furnished herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.
Date:	September 4, 2018	By:	/s/ Mark L. Prior
		Name:	Mark L. Prior
		Title:	Vice President, General Counsel & Secretary